UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2007 (December 11, 2007)

ANALYSTS INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-4090	41-0905408
(Commission File Number)	(IRS Employer
Identification No.)
3601 West 76th Street Minneapolis, Minnesota 55435-3000
(Address of Principal Executive Offices) (Zip Code)

(952) 835-5900
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Analysts International Corporation (“the Company”) announced on December 17, 2007 that on December 11, 2007, the Company’s President and Chief Executive Officer, Elmer N. Baldwin, 47, was appointed to its Board of Directors.  In the five years prior to his appointment, Mr. Baldwin served in various executive capacities at Fujitsu Consulting, BORN Information Services, Inc. and Manchester Companies.  The Company’s press release issued on November 1, 2007 and attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on November 7, 2007 contains more specific information concerning Mr. Baldwin’s past experience.

Pursuant to the terms of his employment agreement with the Company, Mr. Baldwin has agreed that if he ceases to be an employee of the Company, whether due to his resignation or termination of employment by the Company, he will no longer serve as a director of the Company.  Mr. Baldwin’s employment agreement is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 7, 2007.  Mr. Baldwin has not been named, nor is he expected to be named at this time, to any committee of the Board of Directors.

The full text of the press release issued in connection with Mr. Baldwin’s appointment to the Board of Directors is attached hereto as Exhibit 99.1 and incorporated by reference into this Current Report as if fully set forth herein.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Shell Company Transactions: None.

(d)	Exhibits:

99.1 Press Release dated December 17, 2007 entitled “Elmer Baldwin, President and CEO of Analysts International Corporation, Appointed To Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 17, 2007	ANALYSTS INTERNATIONAL CORPORATION

/s/ Colleen M. Davenport
Colleen M. Davenport
Secretary and General Counsel

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

ANALYSTS INTERNATIONAL CORPORATION
EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
December 17, 2007	0-4090

EXHIBIT NO.	ITEM

99.1	Press Release dated December 17, 2007 entitled “Elmer Baldwin, President and CEO of Analysts International Corporation, Appointed To Board of Directors.”

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